Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES NEW STOCK REPURCHASE PLAN

Riverside, Calif. – October 30, 2014 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., today announced that the Company’s Board of Directors authorized the repurchase of up to five percent (5%) of the Company’s common stock, or approximately 453,212 shares.  The Company will purchase the shares from time to time in the open market or through privately negotiated transactions over a one-year period depending on market conditions, the capital requirements of the Company, and available cash that can be allocated to the stock repurchase program, among other considerations.  The October 2014 stock repurchase plan will become effective once the Company has completed the May 2014 stock repurchase plan by purchasing the remaining 87,823 shares available under the May 2014 plan.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the

Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer